SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2010

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Conditions

On August 3, 2010, priceline.com Incorporated (“priceline.com” or the “company”) announced its financial results for the 2nd quarter ended June 30, 2010.  A copy of priceline.com’s consolidated balance sheet at June 30, 2010, consolidated statement of operations for the three and six months ended June 30, 2010 and consolidated statement of cash flows for the six months ended June 30, 2010 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at June 30, 2010, consolidated statement of operations for the three and six months ended June 30, 2010 and consolidated statement of cash flows for the six months ended June 30, 2010 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended.

Item 7.01.                                          Regulation FD Disclosure

On August 3, 2010, priceline.com announced its financial results for the 2nd quarter ended June 30, 2010.  A copy of priceline.com’s press release announcing these results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that average daily rates for hotel room night reservations had increased year-over-year during the 2nd quarter 2010 for the company’s international and domestic businesses by approximately 2% to 3%.  The company also stated that Agoda grew gross travel bookings year-over-year during the 2nd quarter 2010 at triple digit rates for the fourth consecutive quarter; the company emphasized that Agoda continued to represent a relatively small part of the company’s business.

The company explained that it had spent approximately $6 million during the 2nd quarter 2010 to repurchase shares of priceline.com common stock.  The company also explained that it had spent approximately $75 million in cash during the 2nd quarter 2010 in connection with conversions of its outstanding convertible debt (approximately $47 million of which was used to repay the principal amount of outstanding debt and approximately $28 million of which was paid to satisfy the conversion value in excess of the principle amount).  The company also noted that in the 3rd quarter 2010 it had settled conversion notices with cash of approximately $19 million to repay the principal amount of outstanding debt and approximately $72 million to satisfy the conversion value in excess of the principal amount.  The company also noted that it had recently received conversion notices during the 3rd quarter 2010 from holders of approximately $30.9 million of principal amount of its outstanding convertible debt.

With respect to 3rd quarter 2010 guidance, the company announced that it expected consolidated advertising expenses of approximately $174 to $179 million in the 3rd quarter 2010 and expected approximately $8 million of that amount to be spent “off-line.”  Priceline.com estimated that sales and marketing expenses in the 3rd quarter 2010 would be between $31 and $34 million. Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $56 to $59 million in the 3rd quarter 2010. With respect to 3rd quarter 2010, priceline.com stated that it estimated that general and administrative expenses would be approximately $21 to $24 million, information technology expenses would be approximately $6 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $4.5 million.  Priceline.com said it expected below-the-line net expenses of approximately $10.5 million in the 3rd quarter 2010 primarily associated with net interest expense, foreign exchange hedging losses and the charge for pro forma net income allocated to non-controlling interests associated with TravelJigsaw.  Priceline.com estimated that it would have cash income tax expense of approximately $74 million in the 3rd quarter 2010 comprised of international income taxes and alternative minimum tax in the United States.

The company noted that its forecast for the 3rd quarter 2010 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.32 U.S. dollars per Euro for the remainder of the 3rd quarter and that the British Pound/U.S. Dollar exchange rate would be 1.59 U.S. Dollars per British Pound for the remainder of the 3rd quarter.  The company also assumed that average daily rates for hotel room night reservations would experience the same approximate year-over-year growth rate in the 3rd quarter 2010 that they experienced in the 2nd quarter 2010 for its international business and that domestic ADR trends would continue to improve.  The company noted that its “pro forma” financial guidance was based upon a “pro forma” diluted share count of approximately 50.9 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and share-based awards, net of the favorable economic impact of the hedges associated with some of the company’s outstanding convertible notes), which is based on the company’s August 2, 2010 closing stock price of $227.38 per share.

The company emphasized, as it had in its 1st quarter 2010 earnings conference call, that its 2nd quarter 2010 year-over-year growth rates reflected favorable year-over-year comparisons with the 2nd quarter 2009, a quarter that was significantly impacted by the economic downturn.  The company explained that its year-over-year “comps” would be increasingly more challenging throughout each quarter of 2010.  The company noted that, as a result of the more challenging “comps” and the overall size of the company’s business, it expected the recent quarterly pattern of sequential decelerating unit growth rates to continue in the 3rd and 4th quarter of 2010.

The company noted that its guidance assumes that macro-economic conditions in general and conditions in the consumer travel market in particular, remain relatively unchanged.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1

Press Release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 3, 2010 relating to, among other things, its 2nd quarter ended June 30, 2010 earnings. The consolidated balance sheet at June 30, 2010 and consolidated statement of operations for the three and six months ended June 30, 2010 and consolidated statement of cash flows for the six months ended June 30, 2010, shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  August 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 3, 2010 relating to, among other things, its 2nd quarter ended June 30, 2010 earnings. The consolidated balance sheet at June 30, 2010 and consolidated statement of operations for the three and six months ended June 30, 2010 and consolidated statement of cash flows for the six months ended June 30, 2010, shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”